                                                                      EXHIBIT 10




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account One of Anchor National Life Insurance Company, of our report dated November 6, 1995 relating to the consolidated financial statements of Anchor National Life Insurance Company, and of our report dated February 22, 1996 relating to the financial statements of Variable Annuity Account One of Anchor National Life Insurance Company, which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.




PRICE WATERHOUSE LLP
Los Angeles, California
February 26, 1996